EXHIBIT 2

                              TRUST AGREEMENT

     TRUST AGREEMENT dated as of June 14, 1994 (the "Agreement"), by and among Jackson T. Stephens; the W.R. Stephens Trust, Jackson T. Stephens, Vernon J. Giss and Bess C. Stephens, Trustees; the W.R. Stephens, Jr. Trust, I. Ernest Butler and Vernon J. Giss, Trustees; W.R. Stephens, Jr.; Warren A. Stephens; the Elizabeth Ann Stephens Campbell Trust, Vernon J. Giss and I. Ernest Butler, Trustees; Stephens Group, Inc. (individually, a "Grantor" and, collectively, the "Grantors"); and The Bank of New York, as trustee (the "Trustee").

     WHEREAS the Grantors have committed to the Board of Governors of the Federal Reserve System (the "Board") to place in trust, on the terms and conditions stated in this Agreement, all of the shares (the "Shares") of the common stock (the "Common Stock") of First United Bancshares, Inc. ("First United") to be received by the Grantors in connection with the merger of Investark Bankshares, Inc. with and into First United (the "Merger"); and

     WHEREAS the Grantors have created the trust arrangement described herein for such purpose, and the Trustee has agreed to perform the duties assigned to it herein on the terms and conditions provided.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:

     1.  Creation and Purpose of Trust.

         (a) Subject to the terms and conditions hereof, a trust with respect to the Shares is hereby created and established for the purpose of satisfying the commitment described above.

         (b) The Trustee accepts the trust created by this Agreement, and agrees to serve as trustee hereunder, subject to the terms and conditions hereof and with the express limitation that the Trustee shall have no power or authority to sell or encumber the Shares except as expressly provided in Section 3 hereof.

         (c) Each Grantor agrees to deposit with the Trustee, as soon as reasonably practicable following consummation of the Merger, one or more certificates duly endorsed for transfer to the Trustee evidencing the number of Shares set forth opposite the Grantor's signature below, such Shares being all of the Common
     Stock received by the Grantor in connection with the Merger.

         (d) The certificates for the Shares shall be surrendered by the Trustee to First United for cancellation, and new stock certificates therefor promptly shall be issued to and registered in the name of the Trustee, as trustee under this Agreement. Each certificate issued to the Trustee pursuant to this Section shall bear a legend to the effect that it is held subject to this Agreement.

         (e) Promptly upon receipt of the new stock certificates delivered pursuant to Section l(d), the Trustee shall issue and deliver to the Grantors receipts therefor.

         (f) Subject to Sections 4 and 5 hereof, the trust created hereunder shall be irrevocable.

     2. Dividends and Distributions. The Trustee shall receive and hold, subject to the terms of this Agreement, all dividends and distributions declared and paid on the Shares deposited with it hereunder. The Trustee shall distribute to the Grantors all dividends and other distributions of property (except securities of First United that have voting rights on any matter, absolute or contingent ("Other Voting Securities")) that are declared and paid on the Shares or Other Voting Securities deposited hereunder. Such distributions shall be made by the Trustee as soon as practicable after the receipt of the dividends or other distributions.

     3.  Sales of Shares by the Grantors.

         (a) The Grantors and the Trustee acknowledge and agree that each Grantor may from time to time direct the Trustee to sell to any third party unaffiliated with the Grantors all or a portion of the Shares and/or any Other Voting Securities held hereunder for the Grantor's benefit (a "Sale"). Upon receipt of such direction, the Trustee shall use its reasonable best efforts to sell the subject Shares and/or Other Voting Securities promptly and in the manner specified by the Grantor; provided that the Grantor shall have sole responsibility for negotiating the terms and conditions of any Sale with the purchaser(s) of the Shares and/or any brokerdealer or other intermediary handling the Sale.

         (b) Any Sale shall comply with the requirements of the Bank Holding Company Act (the "BHCA") and all other applicable statutory and regulatory requirements.

         (c) The Grantors will not sell shares of First United Common Stock, including the Shares, which in the aggregate total five percent (5%) or more of First United's outstanding Common Stock to a purchaser or group of purchasers without first obtaining the prior written approval of the Board; provided that such approval need not be obtained if the sale of such Common Stock is transacted in connection with an acquisition of fifty percent (50%) or more of First United's outstanding Common Stock (excluding the Shares and any other outstanding shares of Common Stock beneficially owned by the Grantors) that is approved by its Board of Directors, whether such acquisition is effected by merger, consolidation, tender offer, exchange offer or otherwise. (It is understood and agreed that the Grantors may not circumvent the foregoing prohibition by selling less than five percent (5%) of First United's outstanding Common Stock to a purchaser or group of purchasers, terminate this Agreement pursuant to Section 4(a), and then sell additional shares of Common Stock to the same purchaser or group of purchasers if the aggregate number of shares sold in all such transactions would equal or exceed five percent (5%) of First United's outstanding Common Stock.) For purposes of this Section 3 (c), the term "group" shall have the meaning assigned it under Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended.

         (d) At the closing of any Sale, the Trustee shall cause the certificates representing the Shares and/or any Other Voting Securities to be delivered to the purchaser(s) in the Sale, properly endorsed, if necessary, for transfer to such purchaser(s), and shall take all other actions reasonably necessary to effectuate the transfer to such purchaser(s) of title thereto in accordance with any agreement providing for the Sale.

     4. Termination of Agreement. This Agreement shall terminate upon the earlier to occur of either of the following events:

         (a) The total number of shares of Common Stock owned by the Grantors, including but not limited to the Shares, shall constitute less than ten percent (10%) of the total number of shares of Common Stock outstanding; provided that the Grantors shall provide the Board written notice of termination pursuant to this Section 4(a) prior to effecting distribution of the Trust Assets pursuant to Section 5 hereof.

         (b) The filing and receipt of approval from the Board of a Notice of Change in Bank Control allowing the Grantors to own and vote directly the Shares and any Other Voting Securities.

     5.   Distribution of Trust Assets.

         (a) Upon receipt of written notice from the Grantors of the termination of this Agreement, the Trustee shall promptly cause the certificates representing the Shares and any Other Voting Securities registered in its name to be delivered to the Grantors, properly endorsed, if necessary, for transfer to the Grantors, and shall take all other actions reasonably necessary to effectuate the transfer to the Grantors of title thereto.

         (b) In the event of the dissolution or total liquidation of First United, whether voluntary or involuntary, a merger or consolidation involving a change in control of First United, a sale of all or substantially all of the assets of First United, or the sale of the Shares or any Other Voting Securities in accordance with the terms of Section 3 hereof, the Trustee shall receive the monies, securities, rights or property to which the holder of the Shares or any Other Voting Securities are entitled, and, after paying (or reserving for the payment of) any expenses incurred pursuant to this Agreement, shall distribute the same, along with any dividends and distributions of property, and any interest or dividends paid thereon, received and held by the Trustee in accordance with Section 2 hereof, to the Grantors.

         (c) Upon distribution of all trust assets as provided in Paragraphs (a) and/or (b) of this Section, all further obligations or liabilities of the Trustee in respect of such monies, securities, rights or property so received shall cease and this Agreement and the trust created hereunder shall terminate. Any distribution in partial liquidation of First United shall be governed by Section 2 hereof.

     6.  Maintenance of Records. The Trustee shall keep records reflecting
(i) the Shares and any Other Voting Securities held by it for the benefit of each of the Grantors and (ii) any distributions made by it pursuant to Sections 2 and 5 hereof. Such records shall also reflect the nature and ownership of any other property received by the Trustee pursuant to the terms of this Agreement. Such records shall be open at all reasonable times to the inspection of Grantors and the Board.

     7. Resignation of Trustee. The trustee may at any time resign by providing to the Grantors and the Board written notice of the resignation, which shall take effect sixty (60) days thereafter or upon the prior acceptance thereof; provided that such resignation will not be effective until a successor Trustee has been appointed in conformity with Section 8 hereof.

     8. Successor Trustee. In the event of the resignation of the Trustee, the vacancy so occurring shall be filled by the Grantors with the approval of the Board. The rights, powers and privileges of the Trustee named hereunder shall be possessed by any successor Trustees (hereinafter a "Successor Trustee").

     9.  Voting Rights/Beneficial Interest.

         (a) The Trustee shall vote the Shares and any other Voting Securities deposited with it hereunder or give written consents in lieu of voting thereon, in person or by proxy at any and all meetings of the shareholders of First United, or when such consents are given in lieu of such meetings, for whatsoever purpose called or held, and in any and all proceedings, whether at a meeting of the shareholders or otherwise, wherein the vote or written consent of shareholders may be required or authorized by law.

         (b) The Trustee shall vote the Shares and any Other Voting Securities "for" and/or "against" any proposal or other matter submitted to First United shareholders for approval, including the election of directors, in the same proportion as the votes cast "for" and "against" such proposal or other matter by all other shareholders, not counting abstentions. The Trustee shall not abstain from voting any of the Shares and any Other Voting Securities.

         (c) No person other than the Trustee shall have any voting right in respect of the Shares and any Other
     Voting Securities so long as this Agreement is in effect.

         (d) The Shares and any Other Voting Securities shall be held by the Trustee for the benefit of the Grantors subject to the terms of this Agreement. The
     Trustee shall have no beneficial interest in any such securities, which interest shall reside with the Grantors.

     10. Expenses of Trustee. The Trustee shall have the right to incur and pay such reasonable expenses and charges and to employ such professional advisors and legal counsel as is appropriate to facilitate the performance of its duties hereunder. Any such charges or expenses incurred may be charged to the Grantors. In addition, the Trustee reserves the right to deduct its fees and expenses associated with this Agreement from any funds held by the Trustee for the benefit of the Grantors.

     11. Liability of Trustee. The Trustee shall not be liable by reason of any matter or thing in any way arising out of or in relation to this Agreement except for such loss or damage as the Grantors may suffer by reason of the Trustee's willful misconduct or gross negligence; and the Trustee when acting hereunder shall not be required to give a bond or other security for the faithful performance of its duties as such.

     12. Indemnity, Etc. The Trustee shall be indemnified by the Grantors from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever) (the "Indemnified Claims") arising out of or based upon this Agreement or the actions or failures to act of the Trustee hereunder, except to the extent such Indemnified Claims are caused by or result from the Trustee's gross negligence or willful misconduct (as determined by a final and unappealable order of a court of competent jurisdiction). The Grantors' obligation hereunder shall survive the transfer of all or any portions of their respective interests in the trust assets, the termination of the trust, or the resignation or removal of the Trustee.

     The Trustee shall be entitled to the prompt reimbursement by the Grantors for the Trustee's out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in investigating, preparing or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement, or the actions or failures to act of the Trustee hereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such reimbursement if it is subsequently determined by a final and unappealable order of a court of competent jurisdiction that the Trustee was grossly negligent or engaged in willful misconduct in the matter in question.

     13. Compensation for Services. During the period of its service as Trustee hereunder, the Trustee shall receive from the Grantors the fees described in Schedule A hereof, payable in the amounts and on the dates specified therein. The Grantors hereby unconditionally agree to pay such fees to the Trustee, which shall be in addition to, and not in lieu of, the reimbursement of expenses provided for by Section 10 hereof. In addition, the Trustee reserves the right to deduct its fees and expenses associated with this Agreement from any funds held by the Trustee for the benefit of the Grantors.

     14. Dealings Between Trustee and the Grantors. Nothing herein contained shall disqualify the Trustee from dealing or contracting with the Grantors as a lender, borrower or otherwise, nor shall any transaction or contract be affected or invalidated by reason of the fact that the Trustee is in any way interested in such transaction or contract; nor shall the Trustee be liable to account to the Grantors for any profits realized by, from or through any transaction or contract by reason of the fact that the Trustee is interested in such transaction or contract.

     15. Construction. The term "Trustee" as used herein shall be deemed to mean the Trustee named herein or any Successor Trustee.

     16. Counterparts; Entire Agreement. This Agreement may be executed in counterparts and shall be deemed to be an original. This Agreement expresses the entire agreement between the parties and is irrevocable except as expressly provided herein.

     17. Notices. Any notice to or communication with any of the Grantors, the Trustee or the Board shall be deemed sufficiently given or made when received and shall be given in writing, and delivered in person or sent by certified mail, postage prepaid, or by private courier service or by telecopy or telex, to such person at its address set forth below or at such other address as such person may hereafter furnish in writing to the others.

     If to the Grantors, to:

         Jackson T. Stephens
         W.R. Stephens Trust
         W.R. Stephens, Jr. Trust
         W.R. Stephens, Jr.
         Warren A. Stephens
         Elizabeth Ann Stephens Campbell Trust
         Stephens Group, Inc.
         111 Center Street
         Little Rock, Arkansas 72201
         Attention:  David A. Knight
         Telephone:  (501) 377-2573
         Fax:  (501) 377-2677

     If to the Board, to:

         Board of Governors of the
            Federal Reserve System
         20th & C Streets, N.W.
         Washington, D.C. 20551
         Attention:  J. Virgil Mattingly
         Telephone:  (212) 452-3430
         Fax:  (212) 452-3101

     If to the Trustee, to:

         The Bank of New York
         101 Barclay Street
         New York, New York 10286
         Attention:  David Sampson
         Telephone:  (212) 815-5712
         Fax:  (212) 815-5915 or 5917

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law provisions.


     IN WITNESS WHEREOF, the parties have hereunto set their hands, and in the case the Grantors set opposite their signatures the number of Shares initially deposited by them hereunder.

     Number of Shares to
     be deposited hereunder

                          /s/ Jackson T. Stephens
     ---------            -------------------------------
                              JACKSON T. STEPHENS


     ---------      W.R. STEPHENS TRUST

                    By:   /s/ Jackson T. Stephens
                          -------------------------------
                          Jackson T. Stephens, Trustee

                    By:   /s/ Vernon J. Giss
                          -------------------------------
                          Vernon J. Giss, Trustee

                    By:   /s/ Bess C. Stephens
                          -------------------------------
                          Bess C. Stephens, Trustee

     ---------      W.R. STEPHENS JR. TRUST

                    By:   /s/ I. Ernest Butler
                          -------------------------------
                          I. Ernest Butler, Trustee

                    By:   /s/ Vernon J. Giss
                          -------------------------------
                          Vernon J. Giss, Trustee

     ---------      W.R. STEPHENS, JR. REVOCABLE TRUST

                        /s/ W.R. Stephens
                    --------------------------------------
                    W.R. Stephens, Jr., Trustee

     ---------      WARREN A. STEPHENS TRUST

                    By:   /s/ Warren A. Stephens
                          --------------------------------
                         Warren A. Stephens, Trustee

     ---------      ELIZABETH ANN STEPHENS CAMPBELL
                      REVOCABLE TRUST

                    By:  /s/ Elizabeth Ann Stephens Campbell
                        ------------------------------------
                        Elizabeth Ann Stephens
                        Campbell, Trustee

     ---------      STEPHENS GROUP, INC.

                    By:   /s/ David A. Knight
                         -----------------------------------
                         David A. Knight, Vice President

                    THE BANK OF NEW YORK, AS TRUSTEE

                    By:   /s/ I.A. Burrell
                         -----------------------------------
                         Name:  I.A. Burrell
                         Title: Assistant Vice President


                                 APPENDIX A

     Set forth below are the name and position of each of the directors and executive officers of Stephens Group, Inc. The business address of each such person is 111 Center Street, Little Rock, Arkansas 72201 and each person is a citizen of the United States.

          Directors and Executive Officers of Stephens Group, Inc.
          --------------------------------------------------------

Jackson T. Stephens
Chairman of the Board

Warren A. Stephens
President, Director

Wilton R. Stephens, Jr.
Director, Senior Vice President

Bess Chisum Stephens
Director

Vernon J. Giss
Director

Craig D. Campbell
Director

Jon E.M. Jacoby
Director, Executive Vice President, Chief Financial
Officer

William R. Walker
Director, Chairman of Stephens Production Company

I. Ernest Butler, Jr.
Director, Asst. Secretary/Treasurer

Elizabeth Ann Stephens Campbell
Registered Broker - Stephens Inc.